Exhibit 99.1

Qualstar Reports Fiscal 2019 Second Quarter Results

Camarillo, CA, August 13, 2019 — Qualstar Corporation (NASDAQ: QBAK), a leading manufacturer of data storage solutions and high-efficiency power supplies, today announced its financial results for the three and six months ended June 30, 2019.

(All amounts are in thousands, except per share data):

Results for the Three Months Ended June 30, 2019 vs. 2018

●	Net revenue increased 6.4% to $3,439 from $3,231
●	Total operating expenses decreased 12.2% to $832 from $948
●	Net loss of $11 or $0.01 per basic and diluted share vs. net income of $474 or $0.23 per basic and diluted share

Results for the Six Months Ended June 30, 2019 vs. 2018

●	Net revenue increased 2.1% to $6,295 from $6,166
●	Total operating expenses decreased 9.5% to $1,616 from $1,786
●	Net income of $130 compared to $1,064, for the prior year period, a decrease of 87.8%, or $0.07 per basic and diluted share vs. $0.52 per basic and $0.51 per diluted share
●	Cash provided by operations of $158 vs. $820

Highlights for the Three and Six Months Ended June 30, 2019

●	Strong balance sheet and no debt
●	Cash, restricted cash and cash equivalents decreased by 8.3% to $4,476 from $4,881 as of December 31, 2018
●

Revenue growth in the data storage products segment has increased for the three months ended June 30, 2019 from the same period last year by 69% to $1,129 from $668 and for the six months ended June 30, 2019 by 61.5% to $1,912 from $1,184 for the same period last year

●

Gross profit decreased for the three months ended June 30, 2019 from the same period last year by 43.4% to $805 from $1,422 and for the six months ended June 30, 2019 by 39.5% to $1,725 from $2,850 for the same period last year, with the decrease being primarily attributable to a one-time charge for the write-down of raw materials inventory purchased from a discontinued power supply contract manufacturer and a reduction of gross margin in the current phase of our Optical Drive Assembly (“ODA”) product development with Sony.

●

Under the Stock Repurchase Program, during the three and six months ended June 30, 2019 a total of 33,972 and 92,706 shares were repurchased, repectively, and as of August 9, 2019 a total of 126,366 shares have been repurchased since the program began. The program expires December 5, 2019.

“We are pleased with our growth in the data storage business; unfortunately, we are experiencing several headwinds in our power supply segment, including China tariffs, and increased competition,” said Steven N. Bronson, CEO, and President of Qualstar.“ Mr. Bronson also stated, “we are actively taking steps to address the challenges in the power supply business, including product expansion, and pursuing new strategic partnerships.”

About Qualstar Corporation

Qualstar, founded in 1984, is a diversified electronics manufacturer specializing in data storage and power supplies. Qualstar is a leading provider of high efficiency and high-density power supplies marketed under the N2Power™ brand, and of data storage systems marketed under the Qualstar™ brand. Our N2Power power supply products provide compact and efficient power conversion for a wide variety of industries and applications including, but not limited to, telecom, networking, broadcast, industrial, lighting, gaming and test equipment. Our Qualstar data storage products are used to provide highly scalable and reliable solutions to store and retrieve very large quantities of electronic data. Qualstar’s products are known throughout the world for high quality and Simply Reliable™ designs that provide years of trouble-free service. More information is available at www.qualstar.com or www.n2power.com or by phone at 805-583-7744.

Cautionary Statement Concerning Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. These forward-looking statements are based upon the current expectations and beliefs of Qualstar's management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Qualstar does not expect to, and disclaims any obligation to, publicly update any forward-looking statements whether as a result of new information, future events or otherwise. Qualstar, however, reserves the right to update such statements or any portion thereof at any time for any reason. In particular, the following factors, among others, could cause actual or future results to differ materially from those suggested by the forward-looking statements: Qualstar’s ability to successfully execute on its strategic plan and meet its long-term financial goals; Qualstar’s ability to successfully implement and recognize cost savings; Qualstar’s ability to develop and commercialize new products; industry and customer adoption and acceptance of Qualstar’s new products; Qualstar’s ability to increase sales of its products; the rescheduling or cancellation of customer orders; unexpected shortages of critical components; unexpected product design or quality problems; adverse changes in market demand for Qualstar’s products; increased competition and pricing pressure on Qualstar’s products; and the risks related to actions of activist shareholders, including the amount of related costs.

For further information on these and other cautionary statements, please refer to the risk factors discussed in Qualstar’s filings with the U.S. Securities and Exchange Commission including, but not limited to, Qualstar’s Annual Report on Form 10-K for the period ending December 31, 2018, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of such Form 10-K, and any subsequently filed reports. All of Qualstar’s filings are available without charge through the SEC’s website (www.sec.gov) or from Qualstar’s website (www.qualstar.com).

Contact Information:

Steven N. Bronson

Chief Executive Officer

Qualstar Corporation

805-617-4419

IR@Qualstar.com

-Financial Tables to Follow-

QUALSTAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

  (In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net revenues	$3,439	$3,231	$6,295	$6,166
Cost of goods sold	2,634	1,809	4,570	3,316
Gross profit	805	1,422	1,725	2,850
Operating expenses:
Engineering	228	128	351	249
Sales and marketing	306	354	614	649
General and administrative	298	466	651	888
Total operating expenses	832	948	1,616	1,786
Income (loss) from operations	(27)	474	109	1,064
Other income	16	-	21	-
Income (loss) before income taxes	(11)	474	130	1,064
Provision for income taxes	-	-	-	-
Net income (loss)	$(11)	$474	$130	$1,064
Earnings per share:
Basic	$(0.01)	$0.23	$0.07	$0.52
Diluted	$(0.01)	$0.23	$0.07	$0.51
Shares used in per share calculation:
Basic	1,952	2,048	1,972	2,048
Diluted	1,952	2,094	1,972	2,098

QUALSTAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	June 30, 2019	December 31, 2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,376	$4,781
Restricted cash	100	100
Accounts receivables, net	2,238	1,809
Inventories, net	2,744	2,897
Prepaid expenses and other current assets	131	180
Total current assets	9,589	9,767
Non-current assets:
Property and equipment, net	106	112
Right-of-use	822	-
Other assets	129	119
Total non-current assets	1,057	231
Total assets	$10,646	$9,998

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,365	$1,023
Accrued payroll and related liabilities	203	185
Deferred service revenue, short-term	618	736
Lease liabilities, current	303	-
Other accrued liabilities	453	559
Total current liabilities	2,942	2,503
Long-term liabilities:
Other long-term liabilities	52	40
Lease liabilities, long term	545	-
Deferred service revenue	168	127
Total long-term liabilities	765	167
Total liabilities	3,707	2,670

Shareholders’ equity:
Preferred stock, no par value; 5,000,000 shares authorized; no shares issued	-	-
Common stock, no par value; 50,000,000 shares authorized, shares issued and outstanding 1,937,310 at June 30, 2019 and 2,030,017 shares at December 31, 2018	18,907	19,426
Accumulated deficit	(11,968)	(12,098)
Total shareholders’ equity	6,939	7,328
Total liabilities and shareholders’ equity	$10,646	$9,998

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